SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): September 17, 2003

LEVI STRAUSS & CO.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	333-36234	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 BATTERY STREET SAN FRANCISCO, CALIFORNIA 94111

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

(415) 501-6000

(Registrant’s telephone number, including area code)

ITEM 5.	OTHER EVENTS AND REGULATION FD DISCLOSURE

On September 17, 2003, Levi Strauss & Co. obtained a limited waiver in relation to the Company’s compliance with certain covenants under its Credit Agreement dated as of January 31, 2003. Attached hereto as Exhibit 99.1 is a copy of the Limited Waiver.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1	Limited Waiver dated as of September 17, 2003 by and among Levi Strauss & Co., the financial institutions listed therein and Citicorp North America, Inc., as agent for lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE: September 18, 2003	By:	/s/ WILLIAM B. CHIASSON
	Name:	William B. Chiasson
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Limited Waiver dated as of September 17, 2003 by and among Levi Strauss & Co., the financial institutions listed therein and Citicorp North America, Inc., as agent for lenders.